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                                                                   Exhibit 10.15

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                             STOCKHOLDERS AGREEMENT

                                      among

                                UGS Capital Corp.

                              UGS Capital Corp. II

                               UGS Holdings, Inc.

                                    UGS Corp.

                                       and

       Certain Stockholders of UGS Capital Corp. and UGS Capital Corp. II

                            Dated as of May 24, 2004

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                                TABLE OF CONTENTS

1.  EFFECTIVENESS; DEFINITIONS.................................................................     2
          1.1.  Closing........................................................................     2
          1.2.  Definitions....................................................................     2
2.  VOTING AGREEMENT...........................................................................     2
          2.1.  Significant Transactions.......................................................     2
          2.2.  Consent to Amendment...........................................................     2
          2.3.  The Company and Midco..........................................................     3
          2.4.  Period.........................................................................     3
3.  TRANSFER RESTRICTIONS......................................................................     3
          3.1.  Transfers Allowed..............................................................     3
                     3.1.1.  Permitted Transferees.............................................     3
                     3.1.2.  Distributions and Charitable Contributions........................     3
                     3.1.3.  Public Transfers..................................................     3
                     3.1.4.  Tag Along and Drag Along..........................................     3
                     3.1.5.  Other Private Transfers...........................................     4
          3.2.  Certain Transferees to become Parties..........................................     4
          3.3.  Restrictions on Transfers to Strategic Investors...............................     5
          3.4.  Impermissible Transfer.........................................................     5
          3.5.  Notice of Transfer.............................................................     6
          3.6.  Other Restrictions on Transfer.................................................     6
          3.7.  Period.........................................................................     6
4.  "TAG ALONG" AND "DRAG ALONG" RIGHTS AND RIGHT OF FIRST OFFER...............................     6
          4.1.  Tag Along......................................................................     6
                     4.1.1.  Notice............................................................     6
                     4.1.2.  Exercise..........................................................     7
                     4.1.3.  Irrevocable Offer.................................................     7
                     4.1.4.  Reduction of Shares Sold..........................................     7
                     4.1.5.  Additional Compliance.............................................     8
          4.2.  Drag Along.....................................................................     8
                     4.2.1.  Exercise..........................................................     9
          4.3.  Miscellaneous..................................................................     9
                     4.3.1.  Certain Legal Requirements........................................     9
                     4.3.2.  Further Assurances................................................    10
                     4.3.3.  Sale Process......................................................    10
                     4.3.4.  Treatment of Options, Warrants and Convertible Securities.........    11
                     4.3.5.  Expenses..........................................................    11
                     4.3.6.  Closing...........................................................    11
          4.4.  Right of First Offer...........................................................    11
                     4.4.1.  Notice............................................................    12
                     4.4.2.  Exercise..........................................................    12
                     4.4.3.  Irrevocable Offer.................................................    12
                     4.4.4.  Acceptance of Offers..............................................    12
                     4.4.5.  Additional Compliance.............................................    13
                     4.4.6.  Determination of the Number of Subject Shares to be Sold..........    13

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
          4.5.  Period.........................................................................    14
5.  HOLDER LOCK-UP.............................................................................    14
6.  CALL OPTION................................................................................    15
          6.1.  Call Option....................................................................    15
                     6.1.1.  Call Option Upon Termination......................................    15
                     6.1.2.  Payment...........................................................    15
          6.2.  Cash Payments..................................................................    15
          6.3.  Prepayments....................................................................    16
          6.4.  Final Maturity Date............................................................    16
          6.5.  Notices, etc...................................................................    16
          6.6.  Closing........................................................................    16
          6.7.  Investor Group Call Option.....................................................    16
          6.8.  Period.........................................................................    17
7.  REMEDIES...................................................................................    17
          7.1.  Generally......................................................................    17
          7.2.  Deposit........................................................................    17
8.  LEGENDS....................................................................................    17
          8.1.  Restrictive Legend.............................................................    17
          8.2.  1933 Act Legends...............................................................    18
          8.3.  Stop Transfer Instruction......................................................    18
          8.4.  Termination of 1933 Act Legend.................................................    18
9.  AMENDMENT, TERMINATION, ETC................................................................    18
          9.1.  Oral Modifications.............................................................    18
          9.2.  Written Modifications..........................................................    18
          9.3.  Withdrawal from Agreement......................................................    19
          9.4.  Effect of Termination..........................................................    19
10.  DEFINITIONS...............................................................................    19
          10.1.  Certain Matters of Construction...............................................    20
          10.2.  Definitions...................................................................    20
11.  MISCELLANEOUS.............................................................................    29
          11.1.  Authority: Effect.............................................................    29
          11.2.  Notices.......................................................................    29
          11.3.  Binding Effect, Etc...........................................................    30
          11.4.  Descriptive Heading...........................................................    31
          11.5.  Counterparts..................................................................    31
          11.6.  Severability..................................................................    31
          11.7.  No Recourse...................................................................    31
          11.8.  Aggregation of Shares.........................................................    31
          11.9.  Obligations of Company, Midco, Holdings and OpCo..............................    31
12.  GOVERNING LAW.............................................................................    32
          12.1.  Governing Law.................................................................    32
          12.2.  Consent to Jurisdiction.......................................................    32
          12.3.  WAIVER OF JURY TRIAL..........................................................    32
          12.4.  Exercise of Rights and Remedies...............................................    33

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                             STOCKHOLDERS AGREEMENT

      This Stockholders Agreement (the "Agreement") is made as of May 24, 2004 by and among:

      (i) UGS Capital Corp., a Delaware corporation (formerly known as BSW Holdings, Inc.) (together with its successors and permitted assigns, the "Company");

      (ii) UGS Capital Corp. II, a Delaware corporation (together with its successors and permitted assigns, "Midco");

      (iii) UGS Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, "Holdings");

      (iv) UGS Corp., a Delaware corporation (together with its successors and permitted assigns, "AcquisitionCo");

      (v) each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the "Investors");

      (v) each Person executing this Agreement and listed as a Manager on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the "Managers");

      (vi) each Person executing this Agreement and listed as a Manager Designee on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Manager Designees (collectively, the "Manager Designees"; and

      (vii) such other Persons, if any, that from time to time become party hereto as transferees of Shares pursuant to Section 3.2 (collectively, together with the Investors, the Managers and the Manager Designees, the "Stockholders") in accordance with the terms hereof.

                                    RECITALS

      1. The Company has been formed for the purpose of acquiring (the "Acquisition"), indirectly through one or more subsidiaries, pursuant to a Stock Purchase Agreement, dated as of March 12, 2004, as amended (the "Acquisition Agreement"), between Electronic Data Systems Corporation, the Company and UGS PLM Solutions Inc. ("OpCo"), all outstanding shares of OpCo.

      2. Upon the Closing (as defined below), the Common Stock (as defined below) of the Company, the common stock and the Preferred Stock (as defined below) of Midco and all Options (as defined below) will be held as set forth on
Schedule I hereto.

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      3.    The parties believe that it is in the best interests of the Company,
Midco, Holdings, AcquisitionCo and the Stockholders to set forth their agreements on certain matters.

                                    AGREEMENT

      Therefore, the parties hereto hereby agree as follows:

1.    EFFECTIVENESS; DEFINITIONS.

      1.1. Closing. This Agreement shall become effective upon the initial purchase of Stock by the Investors in connection with the consummation of the closing under the Acquisition Agreement (the "Closing").

      1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2.    VOTING AGREEMENT.

      2.1. Significant Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with a Change of Control transaction being implemented pursuant to Section 4.2 or is deemed otherwise desirable by the Requisite Stockholder Majority in connection with a transaction being implemented pursuant to Section 4.2, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Stockholder Majority may instruct by written notice to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Requisite Stockholder Majority of their rights under Section 4.2. Each holder of Shares hereby grants to each member of such Requisite Stockholder Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such holder's Shares in accordance with such holder's agreements contained in this Section 2.1, which proxy shall be valid and remain in effect until the provisions of this Section 2.1 expire pursuant to Section 2.4.

      2.2. Consent to Amendment. Each holder of Company Shares agrees to cast all votes to which such holder is entitled in respect of the Company Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Stockholder Majority may instruct by written notice to increase the number of authorized shares of Class A-4 Common Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation with respect to the conversion of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class L Common Stock into shares of Class A-4 Common Stock. Each holder of Shares hereby grants to each member of such Requisite Stockholder Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such holder's Shares in accordance with such holder's agreements contained in this Section 2.2, which proxy shall be valid and remain in effect until the provisions of this Section 2.2 expire pursuant to Section 2.4.

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      2.3. The Company and Midco. The Company and Midco will not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

      2.4. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control, (b) the Initial Public Offering and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed); provided, that Section 2.1 shall expire no later than the expiration of Section 4.2 pursuant to the terms hereof.

3.    TRANSFER RESTRICTIONS.

            3.1. Transfers Allowed. Until the expiration of the provisions of this Section 3, no holder of Shares shall Transfer any of such holder's Shares to any other Person except as follows:

            3.1.1. Permitted Transferees. Subject to Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Shares may Transfer any or all of such Shares to such holder's Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement in accordance with
      Section 3.2 (if not already bound hereby).

            3.1.2. Distributions and Charitable Contributions. At or after the closing of the Initial Public Offering, any holder of Shares may Transfer any or all of such Shares (a) in a pro rata Transfer to its partners, members or stockholders or (b) to a Charitable Organization, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 5, if applicable). Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

            3.1.3. Public Transfers. Any holder of Shares may Transfer any or all of such Shares: (a) in a Public Offering or (b) after the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 5, if applicable). Shares Transferred pursuant to this Section 3.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement.

            3.1.4. Tag Along and Drag Along.

                  (a) Any holder of Shares may Transfer any or all of such
            Shares pursuant to Section 4.2, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 5, if applicable). Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

                  (b) A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1 without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the

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            provisions of Section 5, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with
            Section 3.2 (if not already bound hereby).

            3.1.5. Other Private Transfers. In addition to any Transfers made in accordance with Sections 3.1.1, 3.1.2, 3.1.3 and 3.1.4, any holder of Shares may Transfer any or all of such Shares subject to compliance with all of the following conditions in respect of each Transfer:

                  (a) if such Transfer is during the Lock-up Period in respect of such Shares, with the consent of the Requisite Stockholder Majority;

                  (b) if such Transfer is after the Lock-up Period in respect of such Shares and before the closing of an Initial Public Offering, in compliance with Section 4.4;

                  (c) if such Transfer is before the closing of an Initial
            Public Offering, in compliance with Sections 3.2 and 4.1;

                  (d) in compliance with Section 3.3; and

                  (e) if applicable, in compliance with Section 5.

      Except as required by Section 3.1.5(c), any Shares so Transferred to a Person other than a Stockholder or a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement.

      3.2. Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5(c) shall become a Stockholder party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers such Shares to such transferee; provided, that only a Permitted Transferee of an Investor will be deemed to be an "Investor" for purposes of this Agreement and a Permitted Transferee of a Manager or a Manager Designee will be deemed to be a "Manager Designee" for purposes of this Agreement. Prior to the initial Transfer of any Shares to any transferee pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5(c), and as a condition thereto, each holder of Shares effecting such Transfer shall (i) cause such transferee to deliver to the Company and each of the Investors (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement. To the extent a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof shall cease to control such transferee, (i) such change of control shall be deemed to be a Transfer of the Shares held by such transferee subject to the Transfer restrictions contained or referenced in this Section 3 and (ii) to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been

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

paid for the Shares held by such transferee in such deemed Transfer for purposes of the provisions of Sections 3 and 4 shall be made by the Board in good faith.

      3.3. Restrictions on Transfers to Strategic Investors. In addition to any other provision of this Agreement, no holder of Shares shall Transfer any Shares pursuant to Sections 3.1.1, 3.1.3 or 3.1.5 of this Agreement to a Strategic Investor without the approval of the Requisite Stockholder Majority. If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Sections 3.1.1, 3.1.3 or 3.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as the Tag Along Notice, if any, delivered pursuant to Section 4.1 or the Sale Notice, if any, delivered pursuant to Section 4.4, in each case so long as such notice includes all of the information required by the next sentence) to the Company and each other Investor at least ten business days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (i) the number and class of the Shares to be Transferred, (ii) the per share purchase price or the formula by which such price is to be determined and (iii) the name and address of the Prospective Buyer. If the Prospective Buyer (or an Affiliate thereof) has previously been determined by the Requisite Stockholder Majority to be a Strategic Investor, or is presumed to be a Strategic Investor pursuant to the definition thereof, and such determination or presumption has not been reversed by written notice to all holders of Shares, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of the Requisite Stockholder Majority. If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by the Requisite Stockholder Majority to be a Strategic Investor, or is not presumed to be a Strategic Investor pursuant to the definition thereof, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within eight business days after the date of delivery of the notice required by the second preceding sentence, the Requisite Stockholder Majority delivers written notice to the Prospective Selling Stockholder that such Prospective Buyer has been designated a Strategic Investor. If, within such time period, a notice designating such Prospective Buyer a Strategic Investor is delivered, then the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer. In the event any proposed Transfer to a Strategic Investor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers. Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3.3 shall not apply to any Transfers (i) to the Company or any of its subsidiaries, (ii) to any Investor, (iii) to any Affiliated Fund of any Investor, (iv) pursuant to Rule 144 effected as "brokers' transactions" (as defined in Rule 144); or (v) pursuant to an underwritten Public Offering or, following the Initial Public Offering, pursuant to Rule 144 directly to a "market maker" (as defined in Rule
144) or pursuant to a block sale to a financial institution in the ordinary course of its trading business, in each case of this clause (v) in which, to the knowledge of the Prospective Selling Stockholder (after reasonable due inquiry), the underwriter(s), market maker(s) or block sale purchaser(s) are not acquiring such Shares for the intended purpose of reselling such Shares to any Person that, after giving effect to such resale, would own, directly or indirectly, more than five percent (5%) of then outstanding shares of the applicable class of Shares.

      3.4. Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and neither the Company nor Midco shall in any way give effect to any such impermissible Transfer.

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      3.5. Notice of Transfer. To the extent any Stockholder or Permitted
Transferee shall Transfer any Shares pursuant to Section 3.1.1 or 3.1.5, such Stockholder or Permitted Transferee shall, within three business days following consummation of such Transfer, deliver notice thereof to the Company and each Investor.

      3.6. Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including, without limitation, any restrictions on transfer contained in a restricted stock agreement, stock option agreement or stock subscription agreement.

      3.7. Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change of Control.

4.    "TAG ALONG" AND "DRAG ALONG" RIGHTS AND RIGHT OF FIRST OFFER.

      4.1. Tag Along. Subject to prior compliance with Section 4.4, if applicable, if any Prospective Selling Stockholder proposes to Sell any Shares (other than Management Shares) to any Prospective Buyer(s) (including a First Offer Purchaser pursuant to Section 4.4) prior to the Initial Public Offering in a Transfer that is subject to Section 3.1.5:

            4.1.1. Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the "Tag Along Notice") to each of the other holders of Shares (each, a "Tag Along Holder"). The Tag Along Notice shall include:

                  (a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Vested Shares of each such class held by the Prospective Selling Stockholder (for each class, the "Tag Along Sale Percentage") (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) the proposed Transfer date; and

                  (b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Vested Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Vested Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.3.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling

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            Stockholder shall Sell each of its Shares. For purposes of this
            Section 4.1, the Class A Common Stock will be treated as a single class and, subject to Section 4.3.4, all Options and Warrants will be treated as the same class of Shares for which they may be exercised.

            4.1.2. Exercise. Within five (ten, if the proposed Transfer is not also the subject of a currently effective Sale Notice under Section 4.4) business days after the date of delivery of the Tag Along Notice (such date the "Tag Along Deadline"), each Tag Along Holder desiring to make an offer to include Vested Shares in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Stockholder, collectively, the "Tag Along Sellers") shall furnish a written notice (the "Tag Along Offer") to the Prospective Selling Stockholder indicating the number of Vested Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such holder's rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this
      Section 4.1.

            4.1.3. Irrevocable Offer. The offer of each Participating Seller contained in such holder's Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Vested Shares as such Participating Seller shall have specified in such holder's Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder's Tag Along Offer by written notice to the Prospective Selling Stockholder and upon such withdrawal shall be released from such holder's obligations thereunder.

            4.1.4. Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Vested Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Vested Shares in the proposed Sale, the number of Vested Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

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

                  (a) there shall be first allocated to each Tag Along Seller a number of Vested Shares equal to the lesser of (A) the number of Vested Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (B) a number of Vested Shares equal to such Tag Along Seller's Pro Rata Portion; and

                  (b) the balance, if any, not allocated pursuant to clause (a)
            above shall be allocated to the Prospective Selling Stockholder, or in such other manner as the Prospective Selling Stockholder may otherwise agree (it being understood that no Tag Along Seller will be obligated to sell more Vested Shares than it offered to sell in the proposed Sale).

            4.1.5. Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 shall be three business days and two business days, respectively. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of: (i) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.4, such Sale Notice, and (ii) otherwise, the Tag Along Notice, each Participating Seller shall be released from such holder's obligations under such holder's Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this
      Section 4.

      4.2. Drag Along. Each holder of Shares hereby agrees, if requested by the Requisite Stockholder Majority at any time prior to an Initial Public Offering, to Sell the same percentage (the "Drag Along Sale Percentage") of each class of such Shares that is proposed to be sold by the Prospective Selling Stockholders to a Prospective Buyer in a Change of Control, in the manner and on the terms set forth in this Section 4.2; provided, however, that this Section 4.2 shall not apply to a Change of Control if (i) such Prospective Buyer is a member of an Investor Group or an Affiliate of any such member and (ii) such Change of Control has not been approved by vote or written consent of the Principal Investor Majority. For purposes of this Section 4.2, the Class A Common Stock will be treated as a single class and, subject to Section 4.3.4, all Options and Warrants will be the same class of Shares for which they may be exercised. All Shares to be sold pursuant to this Section 4.2 shall be included in determining whether or not a proposed transaction constitutes a Change of Control.

            4.2.1. Exercise. The Prospective Selling Stockholders shall furnish a written notice (the "Drag Along Notice") to each other holder of Shares at least ten business days prior to the consummation of the Change of Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be acquired from the Prospective Selling Stockholders,
      (ii) the Drag Along Sale Percentage for each class, (iii) the per share consideration to be received in the proposed Sale for each class, (iv) the name and address of the Prospective Buyer and (v) if known, the proposed Transfer date. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each, a "Participating Seller," and, together with the Prospective Selling Stockholders, collectively, the "Drag Along Sellers") shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such holder's Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities) as the Prospective Selling Stockholders shall Sell each Share in the Sale (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.3.1 under all circumstances); and (ii) except as provided in Section 4.3.1, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable). Except as provided in Section 4.3.1, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received (other than with respect to any roll-over option given to any or all Management Holders), all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 180th day after the date of delivery of the Drag Along Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder's obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2. The right of a holder of Unvested Shares to receive consideration for such Unvested Shares pursuant to this Section
      4.2 shall be subject to the vesting and other terms of such Unvested
      Shares.

      4.3. Miscellaneous. The following provisions shall be applied to any proposed Sale to which Sections 4.1, 4.2 or 4.4 applies:

            4.3.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall
      (i) in the case of a Sale pursuant to Section 4.1, have the right, but not the obligation, and (ii) in the case of a Sale pursuant to Section 4.2, have the obligation to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section
      4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

            4.3.2. Further Assurances. Each Participating Seller and First Offer Purchaser shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.4 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (on a pro rata basis) as the Prospective Selling Stockholder(s), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

            4.3.3. Sale Process. The Requisite Stockholder Majority, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1 shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this
      Section 4.

            4.3.4. Treatment of Options, Warrants and Convertible Securities. If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

            4.3.5. Expenses. All reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in connection with any proposed Sale pursuant to Section 4.2, Section 4.1 or Section 4.4 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The reasonable fees and expenses of a single legal counsel for each Investor Group representing any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by such Participating Seller(s).

            4.3.6. Closing. The closing of a Sale to which Section 4.1, 4.2 or
      4.4 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (iii) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller in the case of a Sale to which Section 4.2 applies. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

      4.4. Right of First Offer. If any Prospective Selling Stockholder proposes to Sell any Shares after the Lock-up Period in respect of such Shares and before the closing of an Initial Public Offering in a Transfer (including to another Stockholder or the Company or any of its subsidiaries) that is subject to
Section 3.1.5:

            4.4.1. Notice. The Prospective Selling Stockholder shall furnish a written notice of such proposed Sale (a "Sale Notice") to each other holder of Shares (each, a "First Offer Holder") prior to any such proposed Transfer. The Sale Notice shall include:

                  (a) (i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Stockholder (the "Subject Shares"), (ii) the per share purchase price or the formula by which such price is to be determined and (iii) the proposed Transfer date, if known; and

                  (b) an invitation to each First Offer Holder to make an offer to purchase (subject to Section 4.4.6 below) any number of the Subject Shares at such price.

            4.4.2. Exercise.

                  (a) Within twenty business days after the date of delivery of the Sale Notice (the "First Offer Deadline"), each First Offer Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the "First Offer Notice") of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a "First Offer Purchaser"). The receipt of consideration by any Prospective Selling Stockholder selling Shares in payment for the transfer of such Shares pursuant to this Section 4.4.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that: (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 4.4.2; and (iii) such Shares are free and clear of any and all liens or encumbrances.

                  (b) Each Person not furnishing a First Offer Notice that
            complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Person's rights to purchase such Shares under this Section 4.4.2 and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such Person pursuant to this Section 4.4.

            4.4.3. Irrevocable Offer. The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to
      Section 4.4.6 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser's First Offer Notice.

            4.4.4. Acceptance of Offers. Within five business days after the First Offer Deadline, the Prospective Selling Stockholder shall inform each First Offer Purchaser, by written notice (the "Acceptance Notice"), of whether or not the Prospective Selling Stockholder will accept all (but not less than all) offers of the First Offer Purchasers. In the event the Prospective Selling Stockholder fails to furnish the Acceptance Notice within the specified time period, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the First Offer Purchasers, each First Offer Purchaser shall be released from such holder's obligations under such holder's irrevocable offer. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder's discretion under Section 4.3.3 to determine whether or not to consummate any Sale.

            4.4.5. Additional Compliance. If at the end of the 180th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.4), each First Offer Purchaser shall be released from such holder's obligations under such holder's irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.4 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Section 4.4.1 and 4.4.2.1 shall be three business days and two business days, respectively.

            4.4.6. Determination of the Number of Subject Shares to be Sold.

                  (a) In the event that the number of Shares offered to be
            purchased by the First Offer Purchasers is less than the number of Subject Shares, (i) the Prospective Selling Stockholder may accept the offers of the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice rather than Sell the Subject Shares to the First Offer Purchasers. Such sales, if any, to Prospective Buyer(s) other than the First Offer Purchasers in accordance with clause (a) above shall be consummated together with the sale to the First Offer Purchasers.

                  (b) In the event that the Prospective Selling Stockholder has accepted the offers of the First Offer Purchasers and the aggregate number of Subject Shares offered to be purchased by (and to be sold to) the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the First Offer Purchasers as follows:

                        (i) there shall be first allocated to each First Offer
                  Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Offer Purchaser pursuant such holder's First Offer Notice, and (B) a number of Shares of such class equal to such First Offer Purchaser's Pro Rata Portion; and

                        (ii) the balance, if any, not allocated pursuant to
                  clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person's Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

      In the event any holders of Shares exercise such holders' rights under
Section 4.1 to sell Shares in connection with a Sale to First Offer Purchasers pursuant to this Section 4.4, such Shares (as the case may be, reduced in accordance with Section 4.1.5) shall be deemed to be Subject Shares for purposes of this Section 4.4 and shall be allocated among the First Offer Purchasers in accordance with this Section 4.4.6.

      4.5. Period. The provisions of Section 4 shall expire as to any Share on the earlier of (a) a Change of Control or (b) the Initial Public Offering.

5.    HOLDER LOCK-UP.

      In connection with each underwritten Public Offering each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder's right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to by a majority of the Investor Groups with the underwriter(s) of such Public Offering (the "Principal Lock-Up Agreement"); provided, however, that no Stockholder shall be required by this Section 5 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement; provided, further, that after the closing of the Initial Public Offering, and so long as there is no more than one Investor Group, no Stockholder shall be required by this Section 5 to be bound by a lock-up agreement unless Investors holding a majority of Shares held by all Investors agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (a) open market transactions or block purchases after the completion of the Initial Public Offering or (b) a Public Offering, (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement, (iii) conversions of shares of Stock into other classes of Stock without change of holder and (iv) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization in accordance with the terms of this Agreement.

6.    CALL OPTION.

      6.1. Call Option.

            6.1.1. Call Option Upon Termination. Upon the termination of employment by the Company and any of its subsidiaries of any Manager, the Company and the Investor Groups shall have the right to purchase all or any portion of the Management Shares that are owned by such Manager or associated with such Manager, regardless of who then owns such Shares. For this purpose, (i) all Management Shares that are Transferred by the holder thereof to a Permitted Transferee of such holder shall continue to be associated with the Manager with whom they were associated prior to such Transfer and (ii) all Management Shares that are issued directly to a Manager Designee will be associated with the Manager that requested that such Management Shares be issued to such Manager Designee. The purchase price per Share for each such Share that is a Vested Roll-Over Share or Vested Incentive Share (determined as of the date of termination) shall be equal to Fair Market Value of such Share. The purchase price per Share for each such Share that is an Unvested Roll-Over Share or Unvested Incentive Share (determined as of the date of termination) shall be equal to the lower of Cost or Fair Market Value of such Share.

            6.1.2. Payment. Subject to the provisions of 6.2, in each case Shares are purchased pursuant to Section 6.1, the Company may pay for such Shares in its sole discretion (x) in cash or (y) by the issuance of a promissory note in a principal amount equal to the purchase price for such Shares. Interest will accrue at the mid-term applicable federal rate on the principal of such note, and, subject to 6.2, such note will be due and payable in four equal annual installments payable on, the first, second, third and fourth anniversaries of the termination of employment of such Manager with the Company and any of its subsidiaries.

            6.2. Cash Payments. To the extent that (i)(a) any payment of cash required under the terms of Section 6.1 or any payment on a promissory note issued under this Section 6 or (b) a distribution to the Company from any of its subsidiaries in an amount equal to the amount of cash required to be paid under the terms of Section 6 or the amount of any payment on a promissory note issued under Section 6 would, in any event, constitute, result in or give rise to a breach or violation of, or any default or right or cause of action under any agreement of the Company or any of its subsidiaries in respect of indebtedness for borrowed money, or (ii) the Board in good faith determines that it is in the Company's interest to issue a promissory note in lieu of making such cash payment then,

                  (a) in the case of a cash payment to be made at the closing of the purchase of Shares under Section 6.1, the Company will instead issue a promissory note in the principal amount of such cash payment. Interest will accrue on the principal of such note at a rate equal to the mid-term applicable federal rate on the date of issuance of such note and the principal of such note, together with the interest thereon, will become due and payable from time to time to the extent that (i) the payment thereof, and a distribution to the Company by any of its subsidiaries to provide funds for the payment thereof, can be made without violating any such agreement and (ii) the Board in good faith determines that it is in the Company's interest to make such payment; and

                  (b) in the case of a cash payment in respect of a promissory note issued under this Section 6, notwithstanding any of the provisions of such note (including without limitation the stated due date on which principal or interest payments are due) except the Final Maturity Date (as defined below) of such note, such payment will not become due and payable until (i) such time as the payment thereof, and a distribution to the Company by any of its subsidiaries to provide funds for the payment thereof, can be made without violating any such agreement and (ii) the Board in good faith determines that it is in the Company's interest to make such payment.

      6.3. Prepayments. Any promissory note issued under this Section 6 may be prepaid in whole or in part at any time and from time to time without premium or penalty.

      6.4. Final Maturity Date. The "Final Maturity Date" of each promissory note issued under this Section 6.1 shall be the fifth anniversary of the date of issuance.

      6.5. Notices, etc. Any right described in this Section 6 may be exercised by delivery of written notice thereof (the "Option Notice") from the Company to the relevant Manager or Manager Designee or such Person's estate after the date of the termination of such Manager's employment. The Option Notice shall state that the Company has elected to exercise such right, and the number of Shares with respect to which the right is being exercised.

      6.6. Closing. The closing of any purchase and sale of Shares pursuant to the exercise of any right granted pursuant to this Section 6 shall take place as soon as reasonably practicable and in no event later than 30 days after the election by the Company to repurchase such Shares at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. In the event the price of any Shares to be purchased is specified to be Fair Market Value, such Fair Market Value shall be determined as of the date on which such Manager's employment is terminated if the Company elects to repurchase such Shares within 180 days after the termination of such Manager's employment and, thereafter, Fair Market Value shall be determined as of the date the Company elects to purchase such Shares. At the closing of any purchase and sale of Shares pursuant this Section 6, the Company shall pay to the holder of such Shares the purchase price therefor by certified or bank check or wire transfer of immediately available federal funds and/or delivery to such holder of a note, as may be applicable, pursuant to this Section 6. The receipt of consideration by any Person selling Shares in payment for the transfer of such Shares pursuant to this Section 6 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this
Section 6; and (iii) such Shares are free and clear of any and all liens or encumbrances.

      6.7. Investor Group Call Option. If the Company shall elect not to purchase pursuant to 6.1 any or all Management Shares that are associated with a Manager whose employment has terminated or owned by such Manager, the Company shall notify each Investor Group and each Investor Group may purchase its pro rata portion of the remaining Shares for the purchase price identified in Section 6.1. In the event any Investor Group agrees to forego its full pro rata share of any Management Shares that are associated with a Manager whose employment has terminated or owned by such Manager, the remainder shall be re-allocated pro rata among the other Investor Groups (unless the Investor Groups otherwise agree); provided, that the participating Investor Groups shall deliver an Option Notice stating that the relevant Investor Groups have elected to exercise such right and the number of Shares with respect to which the right is being exercised; provided, further, that each participating Investor Group will pay for its portion of such remaining Shares in cash at a closing as the parties may mutually determine and otherwise in accordance with Section 6.6.

      6.8. Period. This Section 6 shall terminate with respect to any Share on the later of (a) the closing of an Initial Public Offering or (b) the date such Share becomes a Vested Share.

7.    REMEDIES.

      7.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

      7.2. Deposit. Without limiting the generality of Section 7.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 or Section 6, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the "Escrow Agent") and the Company or Midco, as the case may be, shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder's rights in and to such Shares shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

8.    LEGENDS.

      8.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

            "THE VOTING OF THE SHARES OF STOCK
            REPRESENTED BY THIS CERTIFICATE, AND THE

            SALE, ENCUMBRANCE OR OTHER DISPOSITION
            THEREOF, ARE SUBJECT TO THE PROVISIONS OF A
            STOCKHOLDERS AGREEMENT TO WHICH THE
            ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE
            PARTY, A COPY OF WHICH MAY BE INSPECTED AT
            THE PRINCIPAL OFFICE OF THE ISSUER OR
            OBTAINED FROM THE ISSUER WITHOUT CHARGE."

           Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

            "THE SECURITIES REPRESENTED BY THIS
            CERTIFICATE WERE ISSUED IN A PRIVATE
            PLACEMENT, WITHOUT REGISTRATION UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
            AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR
            OTHERWISE TRANSFERRED IN THE ABSENCE OF AN
            EFFECTIVE REGISTRATION UNDER THE ACT
            COVERING THE TRANSFER OR AN OPINION OF
            COUNSEL, SATISFACTORY TO THE ISSUER, THAT
            REGISTRATION UNDER THE ACT IS NOT REQUIRED"

      8.3. Stop Transfer Instruction. The Company or Midco will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

      8.4. Termination of 1933 Act Legend. The requirement imposed by Section
8.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company and Midco with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company or Midco, as the case may be, without expense, new certificates not bearing the legend set forth in Section 8.2 hereof.

9.    AMENDMENT, TERMINATION, ETC.

      9.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

      9.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Midco and the Requisite Stockholder Majority; provided, however, that the consent of a majority in interest of the Management Shares shall be required for any amendment, modification, extension, termination or waiver (an "Amendment") that discriminates against the rights of the holders of Management Shares as such under this Agreement (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to "discriminate against" the holders of Management Shares as such simply because holders of Management Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders).

Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 9.2, any Amendment to the definitions used in such Section shall also require the specified consent.

      9.3. Withdrawal from Agreement. At any time following the Initial Public Offering, any holder of Vested Shares that, together with its Affiliates, holds less than five percent (5%) of the then outstanding shares of Common Stock may elect (on behalf of itself and all of its Affiliates that hold Shares), by written notice to the Company and the Investors, to (i) withdraw all Vested Shares held by such holder and all of its Affiliates from this Agreement (shares withdrawn pursuant to this clause (i) and clause (i) of the proviso below, collectively, the "Withdrawn Shares") and (ii) terminate this Agreement with respect to any of such holder and its Affiliates that do not own any Unvested Shares (holders and Affiliates withdrawing pursuant to this clause (ii) and clause (ii) of the proviso below, collectively, the "Withdrawing Holders"); provided, that the Designated Investor(s) designated by an Investor Group may elect, by written notice to the Company and the Investors, to (i) withdraw Vested Shares in an amount equal to no more than $7 million in Purchase Price Value from this Agreement and (ii) terminate this Agreement with respect to any such Designated Investor that does not own any other Shares. From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that such Withdrawing Holders, if they constitute an Investor Group, shall comply with such Investor Group's obligations under Section 4.5.6 of the Company's certificate of incorporation to cause the removal or resignation of any directors designated by such Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 5 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn; provided, further, that if the Withdrawing Holders hold shares of Class A-1 Common Stock, Class A-2 Common Stock or Class A-3 Common Stock, they shall be deemed to have elected to convert all such Shares into Class A-4 Common Stock at the effective time of such withdrawal.

      9.4. Effect of Termination. No termination under this Agreement (including pursuant to Section 9.3) shall relieve any Person of liability for breach prior to termination.

10.   DEFINITIONS. For purposes of this Agreement:

      10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

            (a) The words "hereof', "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

            (b) The word "including" shall mean including, without limitation;

            (c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

            (d) The masculine, feminine and neuter genders shall each include the other.

      10.2. Definitions. The following terms shall have the following meanings:

      "Acceptance Notice" shall have the meaning set forth in Section 4.4.4.

      "Acquisition" shall have the meaning set forth in the Recitals.

      "AcquisitionCo" shall have the meaning set forth in the Preamble.

      "Acquisition Agreement" shall have the meaning set forth in the Recitals.

      "Adverse Claim" shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

      "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and
(c) if such specified Person is a natural Person, any Family Member of such natural Person. Notwithstanding the foregoing, for all purposes of this Agreement, Integral Capital Partners VI, L.P. and its Affiliates will be considered Affiliates of Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. and their respective Affiliates.

      "Affiliated Fund" shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Amendment" shall have the meaning set forth in Section 9.2.

      "Bain Investors" shall mean, as of any date, Bain Capital Integral Investors, LLC, Bain Capital VII Coinvestment Fund, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Board" shall mean the board of directors of the Company.

      "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

      "Cause" shall mean, with respect to any Manager, the following events or conditions, as determined by the Board in its reasonable judgment: (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such employee's duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of ten days after notice to such Manager;
(ii) the material breach by such Manager of any provision of any material agreement between such employee and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Manager with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Manager to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary obligation on the part of such Manager or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

      "Change of Control" shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company's voting power is owned directly, or indirectly through one or more entities, by any Person and its "affiliates" or "associates" (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or
(b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

      "Charitable Organization" shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

      "Class A Stock" shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock.

      "Class L Stock" shall mean the Class L Common Stock, par value $.001 per share, of the Company.

      "Closing" shall have the meaning set forth in Section 1.1.

      "Commission" shall mean the Securities and Exchange Commission.

      "Common Stock" shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

      "Company" shall have the meaning set forth in the Preamble.

      "Company Call Right" shall mean the right of the Company pursuant to
Section 6 to purchase all or any portion of the Management Shares of any Manager upon termination of such Manager's employment.

      "Company Shares" shall mean Shares in respect of capital stock of the Company.

      "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

      "Cost" shall mean with respect to any Management Shares, the purchase price paid for such Management Shares by the original holder thereof less any distributions received with respect to such Management Shares; provided, that the Cost of (i) unvested shares of capital stock shall equal the purchase price paid for such shares, if any, and (ii) unvested options shall equal zero; and provided, further, that any unvested consideration included in the purchase price for any Shares shall equal zero.

      "Designated Investor" shall mean any Investor in any Investor Group that has been designated by such Investor Group as one of such Investor Group's Designated Investors.

      "Drag Along Notice" shall have the meaning set forth in Section 4.2.1.

      "Drag Along Sale Percentage" shall have the meaning set forth in Section 4.2.

      "Drag Along Sellers" shall have the meaning set forth in Section 4.2.1.

      "Equivalent Shares" shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

      "Escrow Agent" shall have the meaning set forth in Section 7.2.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

      "Fair Market Value" shall mean, as of any date, as to any Share, the Board's good faith determination of the fair value of such Share as of the applicable reference date.

      "Family Member" shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

      "First Offer Deadline" shall have the meaning set forth in Section
4.4.2.1.

      "First Offer Holder" shall have the meaning set forth in Section 4.4.1.

      "First Offer Notice" shall have the meaning set forth in Section 4.4.2.1.

      "First Offer Purchaser" shall have the meaning set forth in Section
4.4.2.1.

      "Final Maturity Date" shall have the meaning set forth in Section 6.1.5.

      "Holdings" shall have the meaning set forth in the Preamble.

      "Incentive Shares" shall mean all shares of Stock and Options held by a Manager or Manager Designee that are not Purchased and Roll-Over Shares, treating such Options as a number of Incentive Shares equal to the maximum number of shares of Stock for which such Options may at the time be exercised.

      "Initial Public Offering" shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

      "Investor Group" shall mean any one of (a) the Bain Investors, collectively, (b) the Silver Lake Investors, collectively and (c) the Warburg Pincus Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Silver Lake Investors or the Majority Warburg Pincus Investors, as the case may be, except as otherwise specifically set forth herein; provided, however, that any such Investor Group shall cease to be a Investor Group at such time after the Closing, and at all times thereafter, as (i) such Investor Group ceases to hold Shares representing a Total Combined Investment (as defined in the Company's certificate of incorporation) of at least the Minimum Total Combined Investment (as defined in the Company's certificate of incorporation) or (ii) such Investor Group ceases to hold Shares representing a Director Share Amount of at least the Minimum Director Share Amount (as defined in the Company's certificate of incorporation); provided that no adjustment pursuant to the Company's certificate of incorporation to the "Minimum Total Combined Investment" or the "Minimum Director Share Amount" shall cause any former Investor Group to again become an Investor Group.

      "Investors" shall have the meaning set forth in the Preamble.

      "Lock-Up Period" shall mean the period commencing from the effective date hereof and continuing through the earlier to occur of (a) the five year anniversary of the date of the Closing and (b) the closing of the Initial Public Offering; provided, that the Lock-Up Period with respect to Shares held by Managers will not terminate until the closing of the Initial Public Offering.

      "Majority Bain Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

      "Majority in Interest" shall mean, (a) with respect to a set of Shares of a single class, a majority of such Shares and (b) with respect to a set of Shares of more than one class, a majority in aggregate Purchase Price Value of such Shares.

      "Majority Silver Lake Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Silver Lake Investors.

      "Majority Warburg Pincus Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Warburg Pincus Investors.

      "Management Shares" shall mean all Shares held by a Manager or Manager Designee, including (a) all Purchased and Roll-Over Shares and (b) all Incentive Shares held by such Manager or Manager Designee. Any Management Shares that are Transferred by the holder thereof to such holder's Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

      "Managers" shall have the meaning set forth in the Preamble.

      "Midco" shall have the meaning set forth in the Preamble.

      "OpCo" shall have the meaning set forth in the Recitals.

      "Option Exercise Period" shall have the meaning set forth in Section
6.1.6.

      "Option Notice" shall have the meaning set forth in Section 6.1.6.

      "Options" shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or Midco or any right to purchase shares pursuant to this Agreement.

      "Participating Seller" shall have the meaning set forth in Section 4.1.2 and 4.2.1.

      "Pending Underwritten Offering" means, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 9.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder's withdrawal from this Agreement.

      "Permitted Transferee" shall mean, in respect of any Investor, any Affiliated Fund of such Investor, and, in respect of any Manager or Manager Designee, any Family Member of such Manager or Manager Designee, in each case to the extent such Person agrees to be bound by the terms of this Agreement in accordance with Section 3.2. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

      "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

      "Preferred Stock" shall mean the 10% Cumulative Preferred Stock, par value $.001 per share, of Midco.

      "Principal Investor Majority" shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and an Investor or one of its Affiliates on the other (a "Related Affiliate"), (i) a majority of Investor Groups that are not and whose Affiliates are not a Related Affiliate, or (ii) if there is no unaffiliated Investor Group, a majority vote of all Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock (voting as a single class) held by all Investors that are not and whose Affiliates are not a Related Affiliate.

      "Principal Lock-Up Agreement" shall have the meaning set forth in Section
5.

      "Pro Rata Portion" shall mean:

                  (a) for purposes of Section 4.1.4, with respect to each Tag
            Along Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Vested Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Vested Shares of the applicable class held by all Tag Along Sellers; and

                  (b) for purposes of Section 4.4.6, with respect to each First
            Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares of the applicable class multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held by all First Offer Purchasers.

      "Prospective Buyer" shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares from a Prospective Selling Stockholder.

      "Prospective Selling Stockholder" shall mean:

                  (a) for purposes of Section 3.3, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer;

                  (b) for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 4.4;

                  (c) for purposes of Section 4.2, any Stockholder forming part of the acting Requisite Stockholder Majority that has elected to exercise the drag along right provided by such Section; and

                  (d) for purposes of Section 4.4, any Stockholder that proposes to Transfer any Shares in a transaction that is subject to such Section.

      "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

      "Purchase Price Value" shall mean: (a) $1.00, in the case of a share of Class A Stock, (b) $81.00, in the case of a share of Class L Stock and (c) $100.00, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

      "Purchased and Roll-Over Shares" shall mean (a) all shares of Stock held by a Manager or Manager Designee that were purchased by the original holder thereof on or before the Closing Date or upon the exercise, conversion or exchange of Options described in clause (b) hereof, (b) all Options for shares of Stock held by a Manager, which were received by such Manager on the Closing Date in connection with the roll-over of his or her deal bonus from OpCo, treating such Options as a number of Purchased and Roll-Over Shares equal to the maximum number of shares of Stock for which such Options may be exercised, and
(c) all Shares held by a Manager or Manager Designee that are designated as Purchased and Roll-Over Shares by the Requisite Stockholder Majority.

      "Purchaser" shall have the meaning set forth in the Recitals.

      "Related Affiliate" shall have the meaning set forth in the definition of Principal Investor Majority.

      "Requisite Stockholder Majority" shall mean at any time the approval of
(a) each of at least two Investor Groups if there is more than one Investor Group, (b) a single Investor Group if there is only one Investor Group and (c) otherwise, Investors holding a majority of the outstanding Class A Stock constituting Shares then held by Investors party to this Agreement.

      "Rule 144" shall mean Rule 144 under the Securities Act (or any successor
Rule).

      "Sale" shall mean a Transfer for value and the terms "Sell" and "Sold" shall have correlative meanings.

      "Sale Notice" shall have the meaning set forth in Section 4.4.1.

      "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

      "Shares" shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and
(b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). Notwithstanding the foregoing, Shares shall include Management Shares for all purposes of this Agreement except with respect to Section 4.4, for which Shares held by a Prospective Selling Stockholder shall include all Management Shares and Shares held by other Persons shall not include any Management Shares that are Incentive Shares.

      "Silver Lake Investors" shall mean, as of any date, Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C. and Integral Capital Partners VI, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Stock" shall mean the Common Stock and the Preferred Stock.

      "Stockholders" shall have the meaning set forth in the Preamble.

      "Strategic Investor" shall mean, with respect to any proposed Transfer, any (a) Person that is determined by the Requisite Stockholder Majority to be a competitor of the Company or any of its subsidiaries in any material respect or a potential strategic investor in the Company or any of its subsidiaries and (b) any Affiliate of any such Person specified in clause (a). For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, substantial operations in the product lifecycle management industry shall be presumed to be a Strategic Investor unless the Requisite Stockholder Majority otherwise determine.

      "Subject Shares" shall have the meaning set forth in Section 4.4.

      "Tag Along Deadline" shall have the meaning set forth in Section 4.1.2.

      "Tag Along Holder" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Notice" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Offer" shall have the meaning set forth in Section 4.1.2.

      "Tag Along Sale Percentage" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Sellers" shall have the meaning set forth in Section 4.1.2.

      "Total Investment" shall mean at any time, with respect to a set of Shares, the aggregate Purchase Price Value of such Shares.

      "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

      "Unvested Incentive Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Incentive Shares held by such Manager or Manager Designee which remain subject to vesting requirements at such time.

      "Unvested Purchased and Roll-Over Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Purchased and Roll-Over Shares held by such Manager or Manager Designee which remain subject to vesting requirements at such time.

      "Unvested Shares" shall mean, at any time, all Management Shares that are Unvested Incentive Shares or Unvested Purchased and Roll-Over Shares at such time.

      "Vested Incentive Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Incentive Shares held by such Manager or Manager Designee which are fully vested at such time.

      "Vested Purchased and Roll-Over Shares" shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares that are Purchased and Roll-Over Shares held by such Manager or Manager Designee which are fully vested at such time; provided, that upon any termination of employment of the Manager associated with such Purchased and Roll-Over Shares by the Company and its subsidiaries other than for Cause, all of the Purchased and Roll-Over Shares associated with such Manager shall automatically vest in accordance with the terms of any restricted stock agreement, award or plan that governs such Purchased and Roll-Over Shares.

      "Vested Shares" shall mean, at any time, all Shares that (i) are not Management Shares or (ii) are Management Shares that are Vested Incentive Shares or Vested Purchased and Roll-Over Shares at such time.

      "Warburg Pincus Investors" shall mean, as of any date, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., Warburg Pincus Netherlands Private Equity VIII II, C.V., Warburg Pincus Germany Private Equity VIII K.G., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. and Warburg Pincus Germany International Partners, K.G. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Warrants" shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

      "Withdrawing Holders" shall have the meaning set forth in Section 9.3.

      "Withdrawn Shares" shall have the meaning set forth in Section 9.3.

11.   MISCELLANEOUS.

      11.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and Midco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

      11.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally,
(b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

      If to the Company, Midco, Holdings or OpCo, to it:

            c/o UGS Corp.
            13690 Riverport Drive
            Maryland Heights, Missouri  63043
            Facsimile: (314) 264-8913
            Attention: Anthony J. Affuso

      with copies to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02210
            Facsimile: (617) 951-7050
            Attention: Alfred Rose, Esq.

      If to a Bain Investor, to it:

            c/o Bain Capital, LLC
            600 Montgomery Street, 33rd Floor
            San Francisco, California  94111
            Facsimile: (415) 352-5010
            Attention: Andrew Balson

      with copies to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02210
            Facsimile: (617) 951-7050
            Attention: R. Newcomb Stillwell, Esq.

      If to a Silver Lake Investor, to it:

            c/o Silver Lake Partners
            2725 Sand Hill Road, Ste. 150
            Menlo Park, California  94025
            Facsimile: (650) 234-2593
            Attention: Kenneth Y. Hao

      with copies to:

            Simpson Thacher & Bartlett LLP
            3330 Hillview Avenue
            Palo Alto, California  94304
            Facsimile: (650) 251-5002
            Attention: Richard Capelouto, Esq.

      If to a Warburg Pincus Investor, to it:

            c/o Warburg Pincus LLC
            466 Lexington Ave
            New York, NY 10017
            Facsimile: (212) 716-5040
            Attention: Gregory F. Back

      with copies to:

            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, NY 10019-6099
            Facsimile: (212) 728-8111
            Attention: Gordon R. Caplan, Esq.

      If to a Stockholder, to it at the address set forth in the records of the Company.

      Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

      Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      11.3. Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

      11.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

      11.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      11.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      11.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

      11.8. Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under Sections 4 and 6. Within any Investor Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

      11.9. Obligations of Company, Midco, Holdings and OpCo. Each of the Company, Midco, Holdings and OpCo shall be jointly and severally liable for any payment obligation of any of the Company, Midco, Holdings or OpCo pursuant to this Agreement.

12.   GOVERNING LAW.

      12.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      12.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice.

      12.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE

RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      12.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                            [Signature pages follow]

      IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:                          UGS CAPITAL CORP.

                                                        *
                                      ------------------------------------
                                      Douglas E. Barnett
                                      Executive Vice President

MIDCO:                                UGS CAPITAL CORP.  II

                                                        *
                                      ------------------------------------
                                      Douglas E. Barnett
                                      Executive Vice President

HOLDINGS:                             UGS HOLDINGS, INC.

                                                        *
                                      ------------------------------------
                                      Douglas E. Barnett
                                      Executive Vice President

ACQUISITIONCO:                        UGS CORP.

                                                        *
                                      ------------------------------------
                                      Douglas E. Barnett
                                      Executive Vice President

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                      /s/ Douglas E. Barnett
                                      ----------------------------
                                      Douglas E. Barnett
                                      Executive Vice President

Stockholders Agreement

THE INVESTORS:                    BAIN CAPITAL INTEGRAL INVESTORS, LLC
                                  By: Bain Capital Investors, LLC
                                      its administrative member

                                                        *
                                      -----------------------------------------
                                      Andrew Balson
                                      Managing Director

                                  BAIN CAPITAL VII COINVESTMENT FUND, LLC
                                  By: Bain Capital VII Coinvestment Fund, L.P.,
                                      its sole member
                                  By: Bain Capital Partners VII, L.P.,
                                      its general partner
                                  By: Bain Capital Investors, LLC,
                                      its general partner

                                                        *
                                      -----------------------------------------
                                      Andrew Balson
                                      Managing Director

                                  BCIP TCV, LLC
                                  By: Bain Capital Investors, LLC
                                      its administrative member

                                                        *
                                      -----------------------------------------
                                      Andrew Balson
                                      Managing Director

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                  /s/ Andrew Balson
                                  ----------------------
                                  Andrew Balson
                                  Managing Director

                                  SILVER LAKE PARTNERS, L.P.
                                  By: Silver Lake Technology Associates, L.L.C.
                                      its General Partner

                                                    *
                                      ________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

                                  SILVER LAKE INVESTORS, L.P.
                                  By: Silver Lake Technology Associates, L.L.C.
                                      its General Partner

                                                    *
                                      ________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

                                  SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.
                                  By: Silver Lake Technology Management, L.L.C.
                                      its Manager

                                                    *
                                      ________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                      /s/ Kenneth Y. Hao
                                      --------------------------
                                      Kenneth Y. Hao
                                      Managing Director

Stockholders Agreement

                                  INTEGRAL CAPITAL PARTNERS VI, L.P.
                                  By: Integral Capital Management VI, LLC
                                      its General Partner

                                  By: /s/ Pamela K. Hagenah
                                      ---------------------------
                                      Pamela K. Hagenah
                                      Manager

Stockholders Agreement

                                  WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS PRIVATE
                                  EQUITY VIII I, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS PRIVATE
                                  EQUITY VIII II, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS GERMANY PRIVATE
                                  EQUITY VIII K.G.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

Stockholders Agreement

                                  WARBURG PINCUS INTERNATIONAL
                                  PARTNERS, L.P.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS
                                  INTERNATIONAL PARTNERS I, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS
                                  INTERNATIONAL PARTNERS II, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS GERMANY INTERNATIONAL
                                  PARTNERS, K.G.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                        *
                                      ________________________________________
                                      Gregory F. Back
                                      Partner

Stockholders Agreement

* The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on the two pages above:

                                      /s/ Gregory F. Back
                                      -------------------------
                                      Gregory F. Back
                                      Partner

Stockholders Agreement

THE MANAGERS:                     THE ANTHONY JAMES AFFUSO AND
                                  LORRAINE PERKINS AFFUSO
                                  REVOCABLE TRUST

                                  /s/ Anthony James Affuso
                                  ------------------------------
                                  Anthony James Affuso
                                  Co-Trustee

                                  /s/ Lorraine Perkins Affuso
                                  ------------------------------
                                  Lorraine Perkins Affuso
                                  Co-Trustee

Stockholders Agreement

                                   SCHEDULE I
                               HOLDINGS OF SHARES

                                    CLASS A COMMON  CLASS L COMMON                   CLASS A    LASS L    PREFERRED
STOCKHOLDER                              STOCK          STOCK       PREFERRED STOCK  OPTIONS   OPTIONS     OPTIONS
-----------                         --------------  --------------  ---------------  -------  ----------  ----------
Bain Capital Integral Investors,
 LLC                                21,372,116.03    2,355,682.49     529,100.05         -            -          -
Bain Capital VII Coinvestment
 Fund, LLC                           6,000,000.00      666,666.66     150,000.00         -            -          -
BCIP TCV, LLC                          147,884.00       35,428.62       8,899.94         -            -          -
Silver Lake Partners, L.P.          26,078,366.28    2,897,596.25     651,959.16         -            -          -
Silver Lake Investors, L.P.            733,819.35       81,535.48      18,345.49         -            -          -
Silver Lake Technology Investors,
 L.L.C.                                157,414.40       17,490.49       3,935.35         -            -          -
Integral Capital Partners VI, L.P.     550,400.00       61,155.55      13,759.99         -            -          -
Warburg Pincus Private Equity
 VIII, L.P.                         13,334,831.49    1,481,647.95     333,370.78         -            -          -
Warburg Pincus Netherlands
 Private Equity VIII I, C.V.           226,756.55       25,195.17       5,668.91         -            -          -
Warburg Pincus Netherlands
 Private Equity VIII II, C.V.          159,760.30       17,751.14       3,994.01         -            -          -
Warburg Pincus Germany Private
 Equity VIII K.G.                       38,651.68        4,294.63         966.29         -            -          -
Warburg Pincus International
 Partners, L.P.                     13,189,235.21    1,465,470.58     329,730.88         -            -          -
Warburg Pincus Netherlands
 International Partners I, C.V.        330,240.00       36,693.33       8,256.00         -            -          -
Warburg Pincus Netherlands
 International Partners II, C.V.       220,160.00       24,462.22       5,504.00         -            -          -
Warburg Pincus Germany
 International Partners, K.G.           20,364.80        2,262.75         509.12         -            -          -
Anthony J. Affuso                       76,000.00               -              -         -     8,444.44   1,900.00
Charles Grindstaff                      22,000.00               -              -         -     2,444.44     550.00
Steve Bashada                            9,044.00               -              -         -     1,004.89     226.10
Robert Nierman                          16,720.00               -              -         -     1,857.78     418.00
Hans-Kurt Luebberstedt                  18,400.00               -              -         -     2,044.44     460.00
James Duncan                             2,880.00               -              -         -       320.00      72.00
Tony L. Hemmelgarn                       4,000.00               -              -         -       444.44     100.00
Haruyoshi Iida (RSL)                     9,600.00               -              -         -     1,066.67     240.00
Daniel Malliet                           9,880.00               -              -         -     1,097.78     247.00
William A. Carrelli                        950.00               -              -         -       105.56      23.75
Rich Ramsey                              2,400.00               -              -         -       266.67      60.00
Donald Vogt                                950.00               -              -         -       105.56      23.75

      Stockholders Agreement

                              CLASS A COMMON  CLASS L COMMON                   CLASS A    LASS L    PREFERRED
STOCKHOLDER                        STOCK          STOCK       PREFERRED STOCK  OPTIONS   OPTIONS     OPTIONS
-----------                   --------------  --------------  ---------------  -------  ----------  ----------
Donald Vossler                     3,800.00               -               -       -        422.22        95.00
W. Michael White                   2,000.00               -               -       -        222.22        50.00
Thomas Lemberg                    12,000.00        1,333.33          300.00       -             -            -
Douglas E. Barnett                20,000.00        2,222.22          500.00       -             -            -

The Anthony James Affuso and
 Lorraine Perkins Affuso
 Revocable Trust                  12,000.00        1,333.33          300.00       -             -            -

TOTAL                         82,782,624.09    9,178,222.20    2,065,099.97       -     19,847.11     4,465.60

Stockholders Agreement